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                                  Exhibit 10.1
                                  ------------

                        EASTERN ENTERPRISES HEADQUARTERS
                                RETIREMENT PLAN


                                   Amendment
                                   ---------



         Pursuant to Section 14.01 of the Eastern Enterprises Headquarters Retirement Plan, said Plan is hereby amended as follows:

         1. Effective July 1, 1995, Article XIII of said Plan is amended by inserting a new Section 13.12 at the end thereof, as follows:

         "13.12 Investment in Master Trust. Notwithstanding anything herein contained to the contrary, the assets of the Plan may be transferred to, invested in or withdrawn from any trust which has been qualified under Section 401(a) and is exempt under Section 501(a) of the Code established as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trust established by Eastern, or any of its subsidiaries or affiliates. Any such trust may provide, among other things, for the separate investment of any portion thereof and the allocation to any such separately invested portion of any part of the interest of any employee benefit plan invested thereunder and for the designation of an investment manager to direct the Trustee in the exercise of the power granted to it with respect to such separately invested portion. The provisions of any such trust shall be deemed to have been adopted and made a part of this Plan."



         Executed as of this 27th day of April, 1995.


                              EASTERN ENTERPRISES


                              By:     s/s L. William Law, Jr.
                                      -----------------------------------------

                              Title:  Senior Vice President and General Counsel
                                      -----------------------------------------